     Exhibit 3.10(a)

State of Delaware Secretary of State Division of Corporations Delivered 02:02 PM 12/18/2006 FILED 01:50 PM 12/18/2006 SRV 061157290 — 4269690 FILE
CERTIFICATE OF INCORPORATION
-of-
MONEYMART TEMP FLORIDA, INC.
(a Delaware corporation)
     The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
     FIRST: The name of the corporation (hereinafter called the “corporation”) is
MONEYMART TEMP FLORIDA, INC.
     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, In the City of Wilmington, County of New Castle, and the State of Delaware, and the name of the registered agent of the Corporation in the State of Delaware at said address is The Corporation Trust Company.
     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are as follows:
     To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the Stats of Delaware.
     FOURTH: The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,000 shares, par value $0.001 per share, all of which shall be of the same class and all of which are designated as common stock.
     FIFTH : The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

HILARY B. MILLER	112 Parsonage Road Greenwich, Connecticut 06830-3942
     SIXTH: The corporation is to have perpetual existence.

Certificate of Incorporation of MONEYMART TEMP FLORIDA, INC.	Page 1 of 4 Pages

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the ease may be, and also on this corporation.
     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall he deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be,, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that

Certificate of Incorporation of MONEYMART TEMP FLORIDA, INC.	Page 2 of 4 Pages

any provision for the classification of directors of the corporation, for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.
     8. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
     TENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized

Certificate of Incorporation of MONEYMART TEMP FLORIDA, INC.	Page 3 of 4 Pages

by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
Dated: December 16, 2006.

/s/ Hilary B. Miller
Hilary B. Miller
Incorporator

Certificate of Incorporation of MONEYMART TEMP FLORIDA, INC.	Page 4 of 4 Pages

State of Delaware Secretary of State Division of Corporations Delivered 09:57 PM 12/22/2006 FILED 09:57 PM 12/22/2006 SRV 061183771 — 4269690 FILE
CERTIFICATE OF MERGER
-of-
CHECK MART OF FLORIDA, INC.
(a Florida corporation)
- with and into -
MONEYMART TEMP FLORIDA, INC.
(a Delaware corporation)
     It is hereby certified that:
     1. The constituent business corporations participating in the merger herein certified are:
     (a) MONEYMART TEMP FLORIDA, INC (“Newcorp”), which is incorporated under the laws of the State of Delaware; and
     (b) CHECK MART OF FLORIDA, INC. (“Oldcorp”), which is incorporated under the laws of the State of Florida, the authorized capital of which consists of 100 shares of common stock.
     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in, accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Newcorp in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware and by Oldcorp in accordance with the laws of the State of its incorporation.
     3. The merger is to become effective on December 31, 2006.
     4. The surviving corporation in the merger herein certified is Newcorp, which will continue its existence as said surviving corporation under the name CHECK MART OF FLORIDA, INC. upon the effective date of said merger pursuant to the provisions of the laws of the State of Delaware.
     5. The certificate of incorporation of Newcorp, as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the laws of the State of Delaware except as set forth in the following paragraph.
     6. The certificate of incorporation of Newcorp is to be amended and changed by reason of the merger herein certified by striking out article FIRST thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

Certificate of Merger — Check Mart of Florida, Inc.	Page 1 of 2 Pages

     FIRST: The name of the corporation (hereinafter called the “corporation”) is CHECK MART OF FLORIDA, INC.
     7. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312-1288.
     8. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.
     Dated: December 21, 2006

CHECK MART OF FLORIDA, INC.
By:	/s/ Peter J. Sokolowski
Peter J. Sokolowski
Vice President

MONEYMART TEMP FLORIDA, INC.
By:	/s/ Peter J. Sokolowski
Peter J. Sokolowski
Vice President

Certificate of Merger — Check Mart of Florida, Inc.	Page 2 of 2 Pages

State of Delaware Secretary of State Division of Corporations Delivered 06:45 PM 01/22/2009 FILED 06:09 PM 01/22/2009 SRV 090060829 — 4269690 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Check Mart of Florida, Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 20, 2009.
/s/ Roy Hibberd
Roy Hibberd, Secretary